EXHIBIT INDEX
                          -------------

Exhibit No.                   Title                         Page
-----------                   -----                         ----

  12.          Statement regarding Computations of
                Ratios of Earnings to Fixed Charges         E-2

  27.          Financial Data Schedule.                     E-3

  99.          Additional exhibits

          a.   Amendment and Restatement No. 2 to
               Credit Agreement dated as of October 23,
               1997 among the Company, the Banks listed on the signature page thereto and Morgan
               Guaranty Trust Company, as Agent is
               incorporated herein by reference to
               Item II, Exhibit (b) (2) of Amendment
               No. 6 dated October 7, 1997 to the
               Company's Schedule 14D-1.

          b.   Amendment and Restatement No. 3              E-4
               to Credit Agreement dated as of
               December 23, 1997 among the
               Company, the Banks listed on the
               signature page thereof and
               Morgan Guaranty Trust Company,
               as Agent.


























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